SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 4, 2012

FRONTIER OILFIELD SERVICES, INC.

(Formerly TBX Resources, Inc.)

(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	Identification No.)

3030 LBJ Freeway, Suite 1320

Dallas, Texas 75234

(972) 243-2610

(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3.02 Unregistered Sales of Equity Securities

9.01. Exhibits
EX-99.1
EX-99.2
EX-99.3

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Report on Form 8-K of Frontier Oilfield Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on June 6, 2012, is to furnish Exhibits 99.2 through 99.3 to the Form 8-K in conformance with the requirements of Rules 8.05 and 8.06 of Regulation S-X.

No changes have been made to the Form 8-K other than the furnishing of the Exhibits described above. This Amendment No. 1 does not reflect subsequent events occurring after the original filing date of the Form 8-K or modify or update in any way the disclosures made in the Form 8-K.

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 2, 2011 Frontier Oilfield Services, Inc. (“FOSI”), under its former name, TBX Resources, Inc. entered into an Investment Agreement with LoneStar Income and Growth, LLC, a Texas limited liability company, an unrelated third party. The Investment Agreement provided that LoneStar would acquire up to 2,750,000 shares of TBX’s 2011 Series A 8% Preferred Stock (the “Stock”) for the sum of $5,500,000 contingent upon TBX using the proceeds of the Stock to acquire a majority 51% membership interest in Frontier Income and Growth, LLC (“Frontier”), a salt water transportation and disposal company. Effective June 4, 2012, LoneStar has completed the purchase of $5,000,000 of the Stock and FOSI has completed the acquisition of 51% of Frontier. We intend to file pro forma financials showing the financial effect of the acquisition in an amended 8-K filing within 60days from the date hereof.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Issued By FOSI Disclosing Acquisition of 51% Interest in Frontier Income and Growth, LLC.*
99.2	Financial Statements of Business Acquired-Frontier Income and Growth, LLC
99.3	Pro Forma Financials Showing effect of Acquired Business **

*Filed as an Exhibit to the original Form 8-K filed with the Securities and Exchange Commission on June 6, 2012.

** Filed as Note 12 to the Quarterly Financials Filed by Frontier Oilfield Services, Inc. as part of Form 10-Q filed with the Securities and Exchange Commission on July 13, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OILFIELD SERVICES, INC. (Registrant)

September 11, 2012	/s/ Tim Burroughs

(Date)	Tim Burroughs
Chief Executive Officer